                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                          WASHINGTON GAS LIGHT COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DISTRICT OF COLUMBIA AND VIRGINIA                              53-0162882
   (STATE OR OTHER JURISDICTION                             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                              1100 H STREET, N.W.
                             WASHINGTON, D.C. 20080
                                 (703) 750-4440
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           DOUGLAS V. POPE, SECRETARY
                          WASHINGTON GAS LIGHT COMPANY
                              1100 H STREET, N.W.
                             WASHINGTON, D.C. 20080
                                 (202) 624-6395
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                               ------------------
                                   Copies to:

                             JOHN H. BYINGTON, ESQ.
                      WINTHROP, STIMSON, PUTNAM & ROBERTS
                             ONE BATTERY PARK PLAZA
                         NEW YORK, NEW YORK 10004-1490

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                     CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                          PROPOSED       PROPOSED
                                                                           MAXIMUM        MAXIMUM
                                                            AMOUNT        OFFERING       AGGREGATE      AMOUNT OF
                 TITLE OF EACH CLASS OF                      TO BE        PRICE PER      OFFERING     REGISTRATION
              SECURITIES TO BE REGISTERED                 REGISTERED       UNIT(1)       PRICE(1)          FEE
--------------------------------------------------------------------------------------------------------------------
Unsecured Notes)              ..........................                               $193,000,000    $58,484.85
--------------------------------------------------------------------------------------------------------------------
Common Stock, $1 par value)   ..........................       (2)           (2)            (2)            (2)
====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Shares of Common Stock issuable upon the conversion of any Unsecured Notes that contain a conversion feature. The number of such shares registered will be determined by the market price of the Common Stock at the time of the sale of the Unsecured Notes and by the amount of Unsecured Notes, if any, that contain a conversion feature. No additional consideration will be paid in connection with the exercise of any conversion rights. In accordance with Rule 457(I) under the Securities Act of 1933, no additional fee is to be paid in connection with the registration of such shares.
                               ------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT WILL BE USED AS A COMBINED PROSPECTUS IN CONNECTION WITH THIS REGISTRATION STATEMENT AND REGISTRATION STATEMENT NUMBER 33-57039. IN THIS CONNECTION, $57,000,000 PRINCIPAL AMOUNT OF WASHINGTON GAS LIGHT COMPANY SECURITIES REMAINING REGISTERED AND UNISSUED UNDER REGISTRATION STATEMENT NO. 33-57039 ARE BEING CARRIED FORWARD. THE AMOUNT OF THE FILING FEE ASSOCIATED WITH SUCH SECURITIES THAT WAS PREVIOUSLY PAID IS $15,655.17 WITH RESPECT TO REGISTRATION STATEMENT NUMBER 33-57039.
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

PROSPECTUS

                   (SUBJECT TO COMPLETION, DECEMBER 30, 1996)

                                  $250,000,000

                          WASHINGTON GAS LIGHT COMPANY

                                UNSECURED NOTES

                               ------------------

     Washington Gas Light Company (the "Company") may offer, from time to time, its Unsecured Notes (the "Unsecured Notes", or "Securities") in one or more series, at prices and on terms to be determined at the time of sale. The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will be limited to a principal amount of $250,000,000.

     All specific terms of the offering and sale of any Securities (the "Offered Securities", or "Offered Notes"), including whether any Offered Notes are senior or subordinated, the currencies or composite currencies in which any Offered Notes are denominated, the aggregate principal amount, the maturity, rate and time of payment of interest applicable thereto, any conversion, exchange, redemption, or sinking fund provisions, initial public offering price, listing on any securities exchange, and the agents, dealers, or underwriters, if any, to be utilized in connection with the sale of any Offered Securities, will be set forth in an accompanying Prospectus Supplement ("Prospectus Supplement").

                               ------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                               ------------------

     The Securities will be sold in accordance with the plan of distribution described in "Plan of Distribution" herein.

                               ------------------

                THE DATE OF THIS PROSPECTUS IS JANUARY   , 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Certain information, as of particular dates, concerning directors and officers, their remuneration, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, New York, N.Y. 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (HTTP://WWW.SEC.GOV). The Company's common stock (the "Common Stock") is listed on the New York Stock Exchange and on the Philadelphia Stock Exchange (under the symbol "WGL"), where reports, proxy material and other information concerning the Company may also be inspected. The Company's preferred stock (the "Preferred Stock") is listed on the Philadelphia Stock Exchange.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There is hereby incorporated by reference in this Prospectus the Company's Annual Report on Form 10-K for the year ended September 30, 1996.

     All documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as the "Incorporated Documents"; provided, however, in each year during which an offering is made by this Prospectus, all documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the 1934 Act prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K).

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in an accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     UPON WRITTEN OR ORAL REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). WRITTEN OR ORAL REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: SHAREHOLDER SERVICES, WASHINGTON GAS LIGHT COMPANY, 1100 H STREET, N.W., WASHINGTON, D.C. 20080, (TELEPHONE NUMBERS: 202-624-6558 OR 1-800-221-WGAS). THE INFORMATION RELATING TO THE COMPANY CONTAINED IN THIS DOCUMENT DOES NOT PURPORT TO BE COMPREHENSIVE AND SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE INCORPORATED DOCUMENTS.

                                  THE COMPANY

     The Company is a public utility that delivers and sells natural gas to metropolitan Washington, D.C. and adjoining areas in Maryland and Virginia. A distribution subsidiary serves portions of Virginia and West Virginia. The Company has been engaged in the gas distribution business for 148 years, having been originally incorporated by an Act of Congress in 1848. It became a domestic corporation of the Commonwealth of Virginia in 1953 and a corporation of the District of Columbia in 1957.

     As of September 30, 1996, the Company and its distribution subsidiary served 772,281 customer meters. A listing of meters served and therms delivered as of and for the twelve months ended September 30, 1996 by jurisdiction is shown in the table below. A therm of gas contains 100,000 British Thermal Units of heat, the heat content of approximately 100 cubic feet of natural gas.

                                                                         THERMS DELIVERED
                          JURISDICTION                  METERS SERVED       (MILLIONS)
            -----------------------------------------   -------------    ----------------
            District of Columbia.....................      143,160               337
            Maryland.................................      322,554               671
            Virginia.................................      303,718               511
            West Virginia............................        2,849                25
                                                           -------             -----
                 Total...............................      772,281             1,544
                                                           =======             =====

     Of the 1,544 million therms delivered in fiscal year 1996, 91% was sold by the Company and its distribution subsidiary and 9% was delivered to various customers that acquired their gas from others. Of the therms sold and delivered by the Company, 53% was sold to firm residential customers, 34% was sold to firm commercial and industrial customers and 13% was sold to interruptible commercial, industrial and electric generation customers. Therms delivered by the Company amounted to 95% of the total consolidated deliveries. In 1996, the Company sold gas outside of its service territory. These off-system sales totalled 40.5 million therms.

SUBSIDIARIES

     The Company has four wholly-owned active subsidiaries which are described below. Frederick Gas Company, Inc., previously a wholly-owned distribution subsidiary, was merged into the parent company effective January 1, 1996.

     Shenandoah Gas Company ("Shenandoah") is engaged in the distribution and sale of natural gas at retail in the Shenandoah Valley, including Winchester, Middletown, Strasburg, Stephens City and New Market, Virginia, and Martinsburg, West Virginia. Deliveries of natural gas for the twelve months ended September 30, 1996 totalled 62 million therms, of which 13% was sold to firm residential customers, 39% was sold to firm commercial and industrial customers, 43% was sold to interruptible commercial and industrial customers, and 5% was delivered to various customers that acquired their gas from others.

     Hampshire Gas Company ("Hampshire") operates an underground gas storage field in the vicinity of Augusta, West Virginia on behalf of the Company under a cost of service tariff regulated by the Federal Energy Regulatory Commission
(FERC).

     Crab Run Gas Company ("Crab Run") is an exploration and production subsidiary whose assets are being managed by an Oklahoma-based limited partnership. At September 30, 1996, Crab Run's investment in this partnership was not material. The Company expects that any additional investments in the partnership will be minimal.

     Washington Gas Energy Services, Inc. ("WGES"), was formerly known as Washington Resources Group, Inc., and is a non-utility subsidiary that holds the Company's diversified operations, except for Crab Run, to more clearly delineate non-utility operations from the regulated utility businesses. This subsidiary is primarily engaged in the unregulated sale of gas in competition with third-party suppliers such as gas marketers or other gas utilities. WGES has also received a power certificate from the FERC and plans to market electricity in the near future. WGES' subsidiaries are described below.

     Washington Gas Energy Systems, Inc. previously supplied and installed residential and commercial energy conservation products and services. The company is currently engaged in commercial energy services, including the design and renovation of mechanical heating, air conditioning and ventilation systems.

     Brandywood Estates, Inc. ("Brandywood") is a general partner, along with a major developer, in a venture designed to develop 1,600 acres in Prince George's County, Maryland for sale or lease. This acreage was contributed to the Brandywood Development Limited Partnership by Brandywood in 1992. In March 1996, the partnership submitted to Prince George's County a rezoning application for 790 acres of its property. The mixed-use development plan proposes approximately 1,600 homes, 100,000 square feet of retail space and 105,000 square feet of office space. Final review of the development proposal is expected in 1997. Brandywood continues to have sole ownership of approximately 1,000 additional acres adjacent to this property that are not being currently developed or otherwise utilized.

     Advanced Marketing Concepts, Inc. previously provided services primarily in the area of energy-related home improvements. This subsidiary is currently inactive.

                                USE OF PROCEEDS

     The use of proceeds realized from the sale of particular Offered Securities will be set forth in an accompanying Prospectus Supplement. It is expected that the Company will use net proceeds from the sale of the Securities offered hereby for three primary purposes: (1) the refunding of maturing long-term debt and satisfaction of sinking fund requirements; (2) the refunding of higher-coupon long-term debt as market conditions permit; and (3) for general corporate purposes, including capital expenditures and additional working capital requirements.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratio of earnings to fixed charges for the period indicated:

    TWELVE MONTHS ENDED SEPTEMBER 30
----------------------------------------
1996     1995     1994     1993     1992
----     ----     ----     ----     ----
5.3      4.2      4.1      4.1      4.0

     For the purpose of computing the historical ratio of earnings to fixed charges in the above table, "earnings" consist of net income from continuing operations plus income taxes and fixed charges. "Fixed charges" consist of (i) interest, (ii) amortization of debt discount, premium and expense and (iii) a portion of operating lease payments considered to represent an interest factor.

                       DESCRIPTION OF THE UNSECURED NOTES

GENERAL

     The Unsecured Notes will be issued under an Indenture, dated as of September 1, 1991 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Indenture Trustee"). The following summaries under this heading do not purport to be complete and are subject to the detailed provisions of the Indenture, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Wherever particular provisions of the Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such reference. References to article and section numbers are to articles and sections in the Indenture or supplemental indentures. Terms used under this heading or in any Prospectus Supplement relating to the Offered Notes which are defined under this heading are so defined solely with reference to the Offered Notes.

     The Indenture provides that, in addition to the Unsecured Notes, additional debt securities (including both interest-bearing and original issue discount securities) may be issued thereunder, without limitation as to the aggregate principal amount (See Section 301). The Unsecured Notes and all other debt securities hereafter issued under the Indenture or supplemental indentures are collectively referred to as the "Indenture Securities." The Indenture does not limit the amount of other debt, secured or unsecured, which may be issued by the Company. The Unsecured Notes will rank pari passu with all other unsecured and non-subordinated indebtedness of the Company, unless such Unsecured Notes are themselves subordinated.

     The Company executed a supplemental indenture (the "MTN Supplemental Indenture") dated as of September 1, 1993, to The Bank of New York, as Indenture Trustee. The MTN Supplemental Indenture limits the issuance of new first mortgage bonds by the Company (Art. VI, Sec. 608). The Supplemental Indenture provides that the Company will not issue any new bonds under the Mortgage and Deed of Trust, dated January 1, 1933, (the "First Mortgage") between the Company and The Bank of New York, as successor trustee (the "Mortgage Trustee"), as amended and supplemented, in addition to its bonds outstanding under the First Mortgage as of September 1, 1993, without making effective provision, and the Company covenants that in any such case effective provision will be made, whereby the Unsecured Notes shall be secured by the First Mortgage equally and ratably with any and all other obligations and indebtedness thereby secured.

     Reference is made to the applicable Prospectus Supplement for a description of the following terms of the Offered Notes in respect of which this Prospectus is being delivered: (i) the title of such Offered Notes; (ii) the limit, if any, upon the aggregate principal amount of such Offered Notes; (iii) the rate or rates, or the method of determination thereof, at which such Offered Notes will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable ("Interest Payment Date"); and the regular record dates for the interest payable on such Interest Payment Dates; (iv) the obligation, if any, of the Company to redeem or purchase such Offered Notes pursuant to any sinking fund or analogous provisions or at the option of the holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Offered Notes will be redeemed or purchased, in whole or in part, pursuant to such obligation; (v) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Offered Notes may be redeemed, if any, in whole or in part, at the option of the Company; (vi) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Offered Notes will be issuable; (vii) whether such Offered Notes are to be issued in whole or in part in the form of one or more global Unsecured Notes and, if so, the identity of the depositary for such global Unsecured Notes;
(viii) the terms under which the Offered Notes may be convertible into Common Stock; (ix) whether such Offered Notes are to be subordinated and (x) any other terms of such Offered Notes not inconsistent with the provisions of the Indenture.

PAYMENT OF NOTES; TRANSFERS; EXCHANGES

     Except as may be provided in the applicable Prospectus Supplement, interest, if any, on each Unsecured Note payable on each Interest Payment Date will be paid by check mailed to the person in whose name such Unsecured Note is registered (the registered holder of any Indenture Security being herein called a "Holder") as of the close of business on the regular record date relating to such Interest Payment Date; provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, hereinafter "Maturity") will be paid to the person to whom principal is paid. However, if there has been a default in the payment of interest on any Unsecured Note, such defaulted interest may be payable to the Holder of such Unsecured Note as of the close of business on a date selected by the Indenture Trustee not more than 15 days and not less than 10 days prior to the date proposed by the Company for payment of such defaulted interest.

     Principal of and premium, if any, and interest, if any, on the Unsecured Notes at maturity will be payable upon presentation of the Unsecured Notes at the principal corporate trust office of The Bank of New York in New York, New York. The Company may change the place of payment on the Unsecured Notes, may appoint one or more paying agents (including the Company) and may remove any paying agent, all in its discretion. The applicable Prospectus Supplement, or a supplement thereto, will identify any new place of payment and any paying agent appointed, and will disclose the removal of any paying agent effected, prior to the date of such Prospectus Supplement or supplement thereto.

     The transfer of Unsecured Notes may be registered, and Unsecured Notes may be exchanged for other Unsecured Notes of authorized denominations and of like tenor and aggregate principal amount, at the principal corporate trust office of The Bank of New York in New York, New York. The Company may change the place for registration of transfer of the Unsecured Notes, may appoint one or more additional security registrars or transfer agents (including the Company) and may remove any security registrar or transfer agent, all in its discretion. The applicable Prospectus Supplement, or a supplement thereto, will identify any new place for registration of transfer and any additional security registrar or transfer agent appointed, and will disclose the removal of any security registrar or transfer agent effected, prior to the date of such Prospectus Supplement or supplement thereto. No service charge will be made for any transfer or exchange of the Unsecured Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (See Section 305). The Company will not be required: (a) to issue, register the transfer of or exchange Unsecured Notes during a period of 15 days prior to giving any notice of redemption; or (b) to issue, register the transfer of or exchange any Unsecured Note selected for redemption in whole or in part, except the unredeemed portion of any Unsecured Note being redeemed in part.

REDEMPTION

     Any terms for the optional or mandatory redemption of Offered Notes will be set forth in the applicable Prospectus Supplement. Except as shall otherwise be provided with respect to Offered Notes redeemable at the option of the Holder, such Offered Notes will be redeemable only upon notice, by mail, not less than 30 nor more than 60 days prior to the date fixed for redemption and, if less than all of the Offered Notes of any series, or any tranche thereof, are to be redeemed, the particular Offered Notes will be selected by such methods as the Security Registrar deems fair and appropriate (See Sections 403 and 404).

     Any notice of optional redemption may state that such redemption shall be conditional upon the receipt by the Indenture Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Unsecured Notes and that if such money has not been so received, such notice will be of no force or effect and the Company will not be required to redeem such Unsecured Notes (See Section
404).

CONVERSION RIGHTS

     The applicable Prospectus Supplement will provide whether the Offered Notes will consist of convertible Unsecured Notes and, if so, the initial conversion price per share at which such convertible Unsecured Notes will be convertible into Common Stock. Subject to prior redemption of the convertible Unsecured Notes, the Holders of such Unsecured Notes will be entitled at any time on or before the close of business on the maturity date thereof to convert such Unsecured Notes (or, in the case of convertible Unsecured Notes of denominations in excess of $1,000 any portion of which is $1,000 or an integral multiple of $1,000) into shares of Common Stock at the initial conversion price set forth in the applicable Prospectus Supplement. No adjustment will be made on conversion of any convertible Unsecured Notes for interest accrued thereon or, except as set forth below, for dividends on any securities issued upon such conversion.

     In order to exercise the right of conversion, the Holder of any such convertible Unsecured Notes must surrender such convertible Unsecured Notes to the Company at any office or agency of the Company maintained for such purpose. The convertible Unsecured Notes to be surrendered must be accompanied by written notice to the Company that the Holder elects to convert such Securities.

     If any convertible Unsecured Note, whether or not called for redemption, is converted between a record date for the payment of interest and the next succeeding Interest Payment Date, such convertible Unsecured Note must be accompanied by funds payable to the Company equal to the interest payable to the registered Holder on such Interest Payment Date on the principal amount so converted. In the case of any convertible Unsecured Note or portion thereof called for redemption, conversion rights expire at the close of business on the Redemption Date, even if such redemption occurs at a time when conversion of the Unsecured Note or portion thereof is in the best interests of the Holder.

     No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock at the close of business on the date of conversion.

     The conversion price will be subject to adjustment in the event of: (i) the payment of certain stock dividends on the Common Stock; (ii) the issuance of certain rights or warrants to all holders of the Common Stock entitling them to subscribe for or purchase Common Stock at a price less than the market price;
(iii) the subdivision of Common Stock into a greater number of shares of Common Stock; (iv) the distribution by the Company to all holders of the Common Stock of evidences of indebtedness or assets of the Company (excluding rights or warrants and any dividends or distributions mentioned above); and (v) the reclassification of Common Stock into other securities.

EVENTS OF DEFAULT

     The following constitute events of default under the Indenture (an "Event or Events of Default") with respect to each series of Indenture Securities outstanding thereunder:

          (a) failure to pay any interest on any Indenture Security of such series within 60 days after the same becomes due and payable;

          (b) failure to pay any principal of or premium on any Indenture Security of such series within three business days after the same becomes due and payable;

          (c) failure to perform or breach of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty of the Company in the Indenture solely for the benefit of one or more series of Indenture Securities other than the Unsecured Notes), for a period of 60 days after written notice to the Company by the Indenture Trustee, or to the Company and the Indenture Trustee by the Holders of at least 33% in principal amount of the Indenture Securities of such series outstanding under the Indenture as provided in the Indenture;

          (d) certain events of bankruptcy, insolvency or reorganization; and

          (e) any other Event of Default specified with respect to Indenture Securities of such series (See Section 801).

     No Event of Default with respect to the Unsecured Notes necessarily constitutes an Event of Default with respect to the Indenture Securities of any other series issued under the Indenture.

REMEDIES

     If an Event of Default with respect to any series of Indenture Securities occurs and is continuing, then either the Indenture Trustee or the Holders of not less than 33% in principal amount of the outstanding Indenture Securities of such series may declare the principal amount (or if the Indenture Securities of such series are discount notes or similar Indenture Securities, such portion of the principal amount as may be specified in the applicable Prospectus Supplement) of all of the Indenture Securities of such series to be due and payable immediately; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Indenture Trustee or the Holders of not less than 33% in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration and not the Holders of the Indenture Securities of any one of such series.

     At any time after the declaration of acceleration with respect to the Indenture Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

          (a) the Company has paid or deposited with the Indenture Trustee a sum sufficient to pay

             (1) all overdue interest on all Indenture Securities of such series;

             (2) the principal of and premium, if any, on any Indenture Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Indenture Securities;

             (3) interest upon overdue interest at the rate or rates prescribed therefor in such Indenture Securities, to the extent that payment of such interest is lawful; and

             (4) all amounts due to the Indenture Trustee under the Indenture;

and

          (b) any other Event or Events of Default with respect to the Indenture Securities of such series, other than the nonpayment of the principal of the Indenture Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture (See Section 802).

     If an Event of Default with respect to the Indenture Securities of any series occurs and is continuing, the Holders of a majority in principal amount of the outstanding Indenture Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Indenture Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Indenture Securities of any one of such series; and provided, further, that (a) such direction will not be in conflict with any rule of law or with the Indenture and would not involve the Indenture Trustee in personal liability in circumstances where reasonable indemnity could not be adequate and (b) the Indenture Trustee may take any other action it deems proper which is not inconsistent with such direction (See Section 812). The right of a Holder of any Indenture Security of such series to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, but each Holder has an absolute right to receive payment of principal and premium, if any, and interest, if any, when due and to institute suit for the enforcement of any such payment (See Sections 807 and 808). The Indenture provides that the Indenture Trustee, within 90 days after the occurrence of any default thereunder with respect to the Indenture Securities of a series, is required to give the Holders of the Indenture Securities of such series notice of any default known to it, unless cured or waived; provided, however, that, except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any Indenture Securities of such series, the Indenture Trustee may withhold such notice if the Indenture Trustee determines that it is in the interest of such Holders to do so; and provided, further, that in the case of an Event of Default of the character specified above in clause
(c) under "Events of Default," no such notice shall be given to such Holders until at least 75 days after the occurrence thereof (See Section 902).

     The Company will be required to furnish annually to the Indenture Trustee a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance (See Section 606).

COVENANTS, CONSOLIDATION, MERGER, ETC.

     The Company will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and will cause (or with respect to property owned in common with others make reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly conducted; provided, however, that the foregoing shall not prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business (See Section 605).

     Subject to the provisions described in the next paragraph, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory) and franchises of the Company; provided, however, that the Company not be required to preserve any such right or franchise if, in the judgment of the Company, preservation thereof is no longer desirable in the conduct of the business of the Company and the loss thereof does not adversely affect the interests of the Holders in any material respect (See Section 604).

     The Company will not consolidate with or merge into any other corporation or corporations or convey, transfer or lease its properties and assets substantially as an entirety to any person or persons unless: (a) the corporation or corporations formed by such consolidation or into which the Company is merged or the person or persons which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety, expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Indenture Securities and the performance of all of the covenants of the Company under the Indenture; (b) immediately after giving effect to such transactions no Event of Default, and no event which after notice and lapse of time would become an Event of Default, will have occurred and be continuing; and (c) the Company will have delivered to the Indenture Trustee an Opinion of Counsel as provided in the Indenture (See Section 1101).

MODIFICATION OF INDENTURE

     Without the consent of any Holders of Indenture Securities, the Company and the Indenture Trustee may enter into one or more supplemental indentures for any of the following purposes:

          (a) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and the Indenture Securities; or

          (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of outstanding Indenture Securities or to surrender any right or power conferred upon the Company by the Indenture; or

          (c) to add any additional Events of Default with respect to all or any series of outstanding Indenture Securities; or

          (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture; provided that if such change, elimination or addition will adversely affect the interests of the Holders of Indenture Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no Indenture Security of such series remaining outstanding under the Indenture; or

          (e) to provide collateral security for the Indenture Securities; or

          (f) to establish the form or terms of Indenture Securities of any series as permitted by the Indenture; or

          (g) to evidence and provide for the acceptance of appointment of a successor indenture trustee under the Indenture with respect to the Indenture Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or

          (h) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of Indenture Securities; or

          (i) to change any place where (1) the principal of and premium, if any, and interest, if any, on Indenture Securities of any series, or any tranche thereof, shall be payable, (2) any Indenture Securities of any series, or any tranche thereof, may be surrendered for registration of transfer, (3) Indenture Securities of any series, or any tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of the Indenture Securities of any series, or any tranche thereof, and the Indenture may be served; or

          (j) to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture, provided such provisions shall not adversely affect the interests of the Holders of Indenture Securities of any series in any material respect (See Section 1201).

     Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is amended after the date of the Indenture to require changes to the Indenture or the incorporation therein of additional provisions or permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, are required by the Trust Indenture Act to be contained in the Indenture, the Company and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or reflect any such change, incorporation or elimination.

     The consent of the Holders of not less than a majority in principal amount of the Indenture Securities of all series then outstanding under the Indenture, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture pursuant to an indenture or supplemental indenture; provided, however, that if less than all of the series of Indenture Securities outstanding under the Indenture are directly affected by a supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series shall have been issued in more than one tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Indenture Securities of one or more, but less than all, of such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture will, without the consent of the Holder of each Indenture Security outstanding under the Indenture of each such series directly affected thereby, (a) change the stated maturity of, or any installment of principal of or the rate of interest on (or the amount of any installment of interest on), any Indenture Security, or reduce the principal thereof or redemption premium thereon, if any, or change the amount payable upon acceleration of a discount note or method of calculating the rate of interest thereon, or otherwise modify certain terms of payment of the principal thereof or interest or premium thereon, (b) reduce the percentage in principal amount of the Indenture Securities outstanding under such series required to consent to any supplemental indenture or waiver under the Indenture or to reduce the requirements for quorum and voting, or (c) modify certain of the provisions in the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults.

     A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Indenture Securities, or which modifies the rights of the Holders of Indenture Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of any other Indenture Securities (See
Section 1202).

DEFEASANCE

     The Indenture Securities of any series, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture (except as to any surviving rights of registration of transfer or exchange expressly provided for in the Indenture), and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Indenture Trustee, in trust: (a) money in the amount which will be sufficient; or (b) Government Obligations (as defined below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Indenture Trustee, will be sufficient; or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities or portions thereof on and prior to the maturity thereof (See Section 701). For this purpose, Government Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

     As a condition to defeasing the Offered Notes as described above, the Company is obligated to obtain a legal opinion to the effect that the defeasance of the Offered Notes will be tax free to the Holders of the Offered Notes to be defeased.

REGARDING THE INDENTURE TRUSTEE

     The Bank of New York, Indenture Trustee and Mortgage Trustee, extends credit to the Company, along with other banks, under revolving credit agreements. From time to time the Company has entered into contracts with The Bank of New York for the sale, on a recourse basis, of certain non-utility accounts receivable. The Bank of New York also serves as transfer agent and registrar for the Company's Common Stock and Preferred Stock.

                     COMMON STOCK DIVIDENDS AND PRICE RANGE

     The year 1996 was the 145th consecutive year for which the Company has paid dividends on its Common Stock, one of the longest dividend records of companies listed on the New York Stock Exchange. In addition, the Company has increased dividends annually for the past 20 years. Dividends are declared on a quarterly basis, and a formal review of dividend policy is undertaken annually. Future dividends are subject to factors that ordinarily affect dividend policy, such as future earnings and the financial condition of the Company.

     The Company's Common Stock is listed on the New York Stock Exchange and the Philadelphia Stock Exchange. Quarterly high and low prices and dividends paid for the Common Stock for fiscal years 1995 and 1996 are as follows (source: The Wall Street Journal):

                  COMMON STOCK PRICE RANGE AND DIVIDENDS PAID

                                                                        DIVIDENDS PAID      DIVIDEND
                                                        HIGH    LOW       PER SHARE       PAYMENT DATE
                                                        ----    ----    --------------    ------------
Fiscal Year 1996
     Fourth Quarter..................................  $22 7/8   $20 3/8     $.285             8/1/96
     Third Quarter...................................   22        19 1/8      .285             5/1/96
     Second Quarter..................................   22 1/2    20 1/2      .280             2/1/96
     First Quarter...................................   22 3/8    18 1/2      .280            11/1/95
Fiscal Year 1995
     Fourth Quarter..................................   20 1/2    17 5/8      .280             8/1/95
     Third Quarter...................................   21        18 1/2      .280             5/1/95
     Second Quarter..................................   20 1/4    16 1/8     .2775             2/1/95
     First Quarter...................................   19 3/8    16         .2775            11/1/94

DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

     The Company has a Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") under which holders of the Company's Common Stock and Preferred Stock may elect to receive dividends in the form of additional shares of the Company's Common Stock in lieu of cash. Shareholders and employees may also invest optional cash payments, no greater than $20,000 per quarter, in such shares.

     Additional information on the Plan is contained in the Plan prospectus which may be obtained from Shareholder Services, Washington Gas Light Company, 1100 H Street, N.W., Washington, D.C. 20080, 1-(202)-624-6558 or
1-(800)-221-WGAS.

                   DESCRIPTION OF THE ADDITIONAL COMMON STOCK

     The following is a summary of, and is qualified by reference to, the provisions of the Company's Charter, as amended, relating to its Common Stock, $1 par value and the Additional Common Stock.

     In addition to the amount outstanding as of September 30, 1996, the Company is authorized by its regulatory commissions to: (a) issue up to 3,500,000 shares of its Common Stock through one or more public offerings, (b) issue up to 2,500,000 shares of Common Stock under the Plan (see above) and other employee benefit plans, and (c) issue up to 3,000,000 additional shares of Common Stock to support the potential issuance of debt securities or Preferred Stock shares which are convertible into shares of Common Stock. On September 30, 1996, the Company had 43,703,476 shares of Common Stock outstanding, which does not reflect the issuance of any shares of Additional Common Stock, or issuance of any shares pursuant to any conversion feature applicable to any Unsecured Notes offered hereby. The presently outstanding shares of

Common Stock of the Company are, and any shares of Common Stock issued in connection with any conversion rights pertaining to the Unsecured Notes will be, validly issued, fully paid and nonassessable.

DIVIDEND RIGHTS

     Subject to the preferential rights of the holders of the Preferred Stock to receive full cumulative dividends, both past and current, and the restrictions set forth below, the holders of the Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor.

VOTING, LIQUIDATION AND OTHER RIGHTS

     Common stockholders of record are, together with holders of record of shares of voting Preferred Stock, entitled to one vote for each share on matters voted upon by stockholders except that whenever dividends on Preferred Stock are in arrears in an aggregate amount equal to four full quarterly dividends on all outstanding shares of such stock, the holders of the Preferred Stock (whether voting or non-voting) have the right, as a class, until all dividends then in default have been paid, to elect the largest number of directors that does not exceed 25% of the Board of Directors, but in no event less than two directors; and the holders of Common Stock will be entitled to elect the remaining directors.

     Upon liquidation, the holders of Common Stock shall be entitled to share ratably in the distribution of the remaining assets available for distribution after satisfaction of the preferential liquidation requirements of, and accumulated unpaid dividends on, the Preferred Stock. The Common Stock and all series of Preferred Stock have no preemptive rights. Upon issuance, pursuant to any conversion rights applicable to any Unsecured Notes or New Preferred Stock, the shares of Additional Common Stock so issued will be fully paid and nonassessable.

FAIR PRICE PROVISION

     The Company's Charter includes a "fairness provision" which is intended to assure fair treatment of each stockholder in the event of specified corporate actions. The fairness provision of Article VIII of the Charter is triggered when the Company's shareholders are asked to approve certain business combinations between the Company (or a subsidiary of the Company) and a holder ("interested shareholder") of ten percent (10%) or more of the outstanding stock of the Company entitled to vote generally in the election of directors (the "Stock") or any affiliate of the interested shareholder. The business combinations covered include a merger of the Company and certain other business combinations with an interested shareholder. Under the fairness provision, these business combinations with an interested shareholder must be approved by the holders of at least eighty percent (80%) of the Stock unless either (i) the business combination is approved by at least a majority of the members of the board of directors who are unaffiliated with the interested shareholder and were directors before the interested shareholder became an interested shareholder, or
(ii) a minimum price condition and other specified conditions are met. The minimum price condition generally requires that in a business combination, shareholders receive a price per share (in the same form, i.e., the same combination of cash and securities) at least equal to (a) the highest per-share price paid by the interested shareholder during the two years preceding the first public announcement of the proposed business combination or in the transaction in which the interested shareholder became an interested shareholder, or (b) the fair market value per share on those dates.

     The Company's Charter provides that amendment or repeal of the fairness provision requires the affirmative vote of the holders of at least eighty percent (80%) of the Stock. Other provisions of the Company's Charter may be amended or repealed by the affirmative vote of the holders of at least two-thirds ( 2/3) of the Stock.

     The foregoing is only a summary of certain significant conditions of the fairness provision. Reference is hereby made to Article VIII of the Company's Charter which contains the full text of the fairness provision.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is The Bank of New York. The Bank of New York, also Indenture Trustee and Mortgage Trustee, extends credit to the Company, along with other banks, under revolving credit agreements. From time to time the Company has entered into contracts with The Bank of New York for the sale, on a recourse basis, of certain non-utility accounts receivable. The Bank of New York also serves as transfer agent and registrar for the Company's Preferred Stock.

                              PLAN OF DISTRIBUTION

     The Company may sell any series of the Unsecured Notes in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents designated by the Company. The applicable Prospectus Supplement will set forth the terms of the offering of any Offered Securities, including the names of any underwriters or agents, the purchase price of such Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed.

     If underwriters are used in the sale, Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters, or directly by one or more underwriters without a syndicate. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Offered Securities if any of such Offered Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Unsecured Notes may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Unsecured Notes will be named, and any commissions payable by the Company to such agent will be set forth in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     Any underwriters, dealers or agents participating in the distribution of Unsecured Notes may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Unsecured Notes may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain liabilities, including certain liabilities under the Securities Act or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

                                 LEGAL OPINIONS

     Certain legal matters in connection with the legality of the securities offered hereby will be passed upon for the Company by John K. Keane, Jr., Esq. Mr. Keane, Senior Vice President and General Counsel for the Company, is regularly employed by the Company and owns 13,333 shares of the Company's Common Stock as of December 30, 1996. The legality of any Offered Securities will be passed upon for agents, underwriters or dealers by Winthrop, Stimson, Putnam & Roberts, New York, N.Y.

                                    EXPERTS

     The financial statements and schedules included (incorporated by reference) in the Company's most recent Annual Report on Form 10-K, which are incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are so incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY UNDERWRITER IN ANY STATE IN WHICH IT IS UNLAWFUL FOR SUCH UNDERWRITER TO MAKE SUCH AN OFFER OR SOLICITATION. EXCEPT AS OTHERWISE INDICATED BY THE CONTEXT, THIS PROSPECTUS SPEAKS AS OF ITS DATE AND DOES NOT PURPORT TO REFLECT ANY CHANGES WHICH MAY HAVE OCCURRED IN THE AFFAIRS OF THE COMPANY THEREAFTER.

                               ------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information.................     2
Incorporation of Certain Documents by
  Reference...........................     2
The Company...........................     3
Use of Proceeds.......................     5
Ratio of Earnings to Fixed Charges....     5
Description of the Unsecured Notes....     5
Common Stock Dividends and
  Price Range.........................    12
Description of the Additional Common
  Stock...............................    12
Plan of Distribution..................    14
Legal Opinions........................    14
Experts...............................    14

------------------------------------------------------
------------------------------------------------------


------------------------------------------------------
------------------------------------------------------

                                  $250,000,000

                          WASHINGTON GAS LIGHT COMPANY

                                UNSECURED NOTES

                            ------------------------

                                   PROSPECTUS

                            ------------------------

                             DATED JANUARY   , 1997

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                       ITEM                                   AMOUNT
        ------------------------------------------------------------------   --------
         Registration Fee.................................................   $ 58,485
        *Printing.........................................................      8,000
        *Trustee Fees.....................................................      8,000
        *Legal Fees and Expenses..........................................     40,000
        *Accounting Fees..................................................     25,000
        *Rating Agency Fees...............................................    106,625
        *Other............................................................      5,000
                                                                             --------
                  Total...................................................   $251,110
                                                                             ========

        -----------------------
        * Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS, OFFICERS AND GENERAL COUNSEL.

     On June 27, 1973, the Board of Directors adopted a change in the Bylaws of the Company to include indemnification of an officer or director in order to indemnify each against expenses, judgments, fines or amounts paid in settlement in the case of actions, suits or proceedings (but expenses only in the case of a suit by or in the right of the Company) by reason of being a director or officer, if action was taken in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company.

     The Company carries a policy of insurance which, among other things, provides for payment to the Company of sums expended pursuant to the Company's Bylaws and indemnification for liability of officers, directors and the general counsel.

ITEM 16. EXHIBITS.

     Exhibits filed herewith:

EXHIBIT NO.                                    DESCRIPTION OF EXHIBITS
-----------       ---------------------------------------------------------------------------------
      1        -- Form(s) of Underwriting Agreement (to be filed at a later date).
      5        -- Opinion of John K. Keane, Jr., Esquire, re Legality.
     23(a)     -- Consent of Arthur Andersen LLP.
     23(b)     -- Consent of John K. Keane, Jr., Esquire (included in Exhibit No. 5).
     24        -- Power of Attorney and Certified Board Resolutions.
     25        -- Statement of Eligibility and Qualification of the Trustee for the Unsecured Notes
                  on Form T-1.

     Exhibits incorporated herein by reference:

                                                                                             EXHIBIT
EXHIBIT NO.       DESCRIPTION OF EXHIBIT       REGISTRATION STATEMENT NO. OR OTHER FILING      NO.
-----------    -----------------------------   -------------------------------------------   -------
     3.1       Charter of the Company          Form 10-K for the year 1990, File No.
                                               1-1483.....................................   3
     3.2       Bylaws of the Company           Form 10-K for the year 1996, File No.
                                               1-1483.....................................   3
     4.1       Indenture dated Sept. 1, 1991   Form 8-K dated September 9, 1991 in File
               between the Company and         No. 1-1483.................................   4
               The Bank of New York
     4.2       Supplemental Indenture to       Form 8-K dated September 1, 1993 in File
               Indenture dated Sept. 1, 1991   No. 1-1483.................................   4
               between the Company and
               The Bank of New York
     4.3       Form of Indenture for the       Form 8-K dated September 19, 1991 in file
               Unsecured Notes                 No. 1-1483.................................   4.1
     4.4       Form of Unsecured Notes         Form 8-K dated September 19, 1991 in File
                                               No. 1-1483.................................   4.2/4.3
    12         Computation of Ratio of         Form 10-K for the year 1996, File No.
               Earnings to Fixed Charges       1-1483.....................................   12

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, including (but not limited to) any addition or deletion of a managing underwriter (other than as provided in the instruction to Item 512(a)(1) of Regulation S-K);

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, who is duly authorized to sign, in the City of Washington, District of Columbia, on the 30th day of December, 1996.

                                               WASHINGTON GAS LIGHT COMPANY

                                          By      /s/ FREDERIC M. KLINE

                                            ------------------------------------
                                                    (FREDERIC M. KLINE,
                                               VICE PRESIDENT AND TREASURER)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                 NAMES                                  TITLE                        DATE
----------------------------------------    ------------------------------    ------------------
           PATRICK J. MAHER*                Chairman of the Board and         December 30, 1996
----------------------------------------      Chief Executive Officer and
           (PATRICK J. MAHER)                 Director

     JAMES H. DEGRAFFENREIDT, JR.*          President and Chief Operating     December 30, 1996
----------------------------------------      Officer and Director
     (JAMES H. DEGRAFFENREIDT, JR.)

         /s/ FREDERIC M. KLINE              Vice President and Treasurer      December 30, 1996
----------------------------------------      (Principal Financial
          (FREDERIC M. KLINE)                 Officer)

         ROBERT E. TUORINIEMI*              Controller                        December 30, 1996
----------------------------------------      (Principal Accounting
         (ROBERT E. TUORINIEMI)               Officer)

           MICHAEL D. BARNES*               Director                          December 30, 1996
----------------------------------------
          (MICHAEL D. BARNES)

           FRED J. BRINKMAN*                Director                          December 30, 1996
----------------------------------------
           (FRED J. BRINKMAN)

        DANIEL J. CALLAHAN, III*            Director                          December 30, 1996
----------------------------------------
       (DANIEL J. CALLAHAN, III)

           ORLANDO W. DARDEN*               Director                          December 30, 1996
----------------------------------------
          (ORLANDO W. DARDEN)

           MELVYN J. ESTRIN*                Director                          December 30, 1996
----------------------------------------
           (MELVYN J. ESTRIN)

         KAREN HASTIE WILLIAMS*             Director                          December 30, 1996
----------------------------------------
        (KAREN HASTIE WILLIAMS)

           STEPHEN G. YEONAS*               Director                          December 30, 1996
----------------------------------------
          (STEPHEN G. YEONAS)

       *By /s/ FREDERIC M. KLINE                                              December 30, 1996
----------------------------------------
          (FREDERIC M. KLINE,
           ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX

EXHIBIT                                                                                    PAGE
NUMBER                                      DESCRIPTION                                   NUMBER
------       --------------------------------------------------------------------------   ------
  1     --   Form(s) of Underwriting Agreement (to be filed at a later date)...........

  5     --   Opinion of John K. Keane, Jr., Esquire, re Legality.......................

  3.1   --   Charter of the Company (Incorporated by reference to Form 10-K for the year 1990, File No. 1-1483)...............................................

  3.2   --   Bylaws of the Company (Incorporated by reference to Form 10-K for the year
             1996, File No. 1-1483)....................................................

  4.1   --   Indenture dated Sept. 1, 1991 between the Company and The Bank of New York
             (Incorporated by reference to Form 8-K dated September 9, 1991 in File No.
             1-1483)...................................................................

  4.2   --   Supplemental Indenture to Indenture dated Sept. 1, 1991 between the
             Company and The Bank of New York (Incorporated by reference to Form 8-K dated September 1, 1993 in File No. 1-1483)...............................

  4.3   --   Form of Indenture for the Unsecured Notes (Incorporated by reference to
             Form 8-K dated September 19, 1991 in File No. 1-1483).....................

  4.4   --   Form of Unsecured Notes (Incorporated by reference to Form 8-K dated
             September 19, 1991 in File No. 1-1483)....................................

 12     --   Computation of Ratio of Earnings to Fixed Charges (Incorporated by
             reference to Form 10-K for the year 1996, File No. 1-1483)................

 23  (a) --  Consent of Arthur Andersen LLP............................................

 23  (b) --  Consent of John K. Keane, Jr., Esquire (included in Exhibit No. 5)........

 24     --   Power of Attorney and Certified Board Resolutions.........................

 25     --   Statement of Eligibility and Qualification of the Trustee for the
             Unsecured Notes on Form T-1...............................................